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                                                                   Exhibit 10.62

                   THIRD AMENDMENT TO MODIFIED LOAN AGREEMENT
                          AND SECOND AMENDMENT TO NOTE

          THIS THIRD AMENDMENT TO MODIFIED LOAN AGREEMENT AND SECOND AMENDMENT TO NOTE (the "Amendment") is made and entered into to be effective as of August 19, 2002, by and between BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership, in its capacity as debtor-in-possession under that certain Chapter 11 bankruptcy case filed as Case No. 01-1268 (the "Case") filed on April 3, 2001 with the United States Bankruptcy Court for the District of Delaware (the "Court") (the "Borrower"), and BCP MANAGEMENT, INC., a Delaware corporation, in its capacity as debtor-in-possession under that certain Chapter 11 bankruptcy case filed as Case No. 02-10875 (the "Lender Case") filed on March 22, 2002 with the Court (the "Lender"). For valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Borrower and the Lender, intending to be legally bound, hereby recite and agree as follows:

                                    Recitals

          A. On April 30, 2002, the Borrower and the Lender entered into that certain Modified Loan Agreement (as amended, the "Loan Agreement"), pursuant to which the Lender agreed to lend to the Borrower up to $6,000,000 subject to the terms and conditions contained therein. The borrowings under the Loan Agreement were evidenced further by that certain Note in the original principal amount of $6,000,000 executed by the Borrower in favor of the Lender on April 30, 2002 (as amended, the "Note"). On May 23, 2002, the Borrower and the Lender entered into that certain First Amendment to Modified Loan Agreement and First
Amendment to Note, pursuant to which the maturity date under the Loan
Agreement was extended until June 30, 2002 and the Commitment was reduced to $4,500,000. On June 30, 2002, the Borrower and the Lender entered into that certain Second Amendment to Modified Loan Agreement, pursuant to which the maturity date under the Loan Agreement was extended until July 17, 2002. On July 29, 2002, the Court issued an order extending the maturity date under the Loan Agreement until August 19, 2002.

          B. The Court has issued in the Lender Case and the Case orders authorizing the extension of the maturity date under the Loan
Agreement until September 30, 2002 and the increase of the Commitment to $8,000,000.

          C. The Borrower and the Lender mutually wish to amend the Loan Agreement, according to the terms and conditions hereinafter set forth.

                                    Agreement

          1. Definitions. All capitalized terms used herein which are defined in the Loan Agreement shall have the same meanings when used herein.

          2. Amendments to the Loan Agreement and Note. As of the date hereof, the Loan Agreement and the Note shall be and hereby are amended and modified as follows:

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          a.   The definition of "Employee Expenses" contained in Section 1.1 of the Loan Agreement is hereby deleted.

          b. The definition of "Excess Cash Flow" contained in Section 1.1 of the Loan Agreement is hereby modified to delete therefrom the phrase
"$500,000" and replace it with the phrase "$250,000".

          c. The definition of "Maturity Date" contained in Section 1.1 of the Loan Agreement is hereby modified to delete therefrom the phrase "July
17, 2002" and replace it with the phrase "September 30, 2002".

          d. The definition of "Ordinary Expenses" contained in Section 1.1 of the Loan Agreement is hereby deleted.

          e. All references in the Loan Agreement and the Note to "Four Million Five Hundred Thousand Dollars" and "$4,500,000" are hereby deleted and replaced with "Eight Million Dollars" and "$8,000,000", respectively.

          f. Section 2.1 of the Loan Agreement is hereby amended by deleting therefrom the first two sentences thereof and replacing them with the following language:

          "Subject to the terms and conditions of this Agreement, the Lender agrees to make or continue to make loans to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the aggregate amount of $8,000,000, subject to reduction as set forth in this Section 2.1. The loans made to the Borrower by the Lender pursuant to this Section 2.1 shall be referred to herein as "Loans". The Borrower shall use the proceeds of Loans for ordinary and necessary business expenses; provided that the amount of the Commitment shall automatically and permanently reduce from time to time, without the execution of further documentation, upon the receipt by the Borrower of cash proceeds from the sale of any assets outside the ordinary course of business, upon motion to and order of the Court, in the net amount of such sales proceeds as may be paid to the Borrower on each such occasion; and further provided that, upon receipt of any such cash proceeds from the sale of assets, the Borrower shall prepay the Loans outstanding in an amount that is the lesser of (a) that portion of such cash proceeds which constitutes Excess Cash Flow (unless such payment would, giving effect to this Section 2.1 in its entirety, render the amount of the Loans outstanding immediately following such payment as being greater than the amount of the Commitment, as the same has been reduced, in which case the prepayment shall be in such greater amount as is necessary to reduce the outstanding Loans to an amount which is equal to or less than the Commitment) or (b)

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     the amount of the Loans currently outstanding under the
     Commitment; and further provided that the Borrower may not make any Borrowings whatsoever under the Commitment so long as and to the extent that the Borrower has or has access to any cash whatsoever other than the $250,000 in maximum aggregate bank balances. Except as expressly set forth above, the foregoing does not affect in any manner the Borrower's obligation to make payments of Excess Cash Flow pursuant to Section 2.6 hereof, which obligation remains absolute. In the event of any conflict between the provisions of this Section 2.1 and Section 2.6, this
     Section 2.1 shall control."

          g. Exhibit B to the Loan Agreement is hereby amended to add a new paragraph 4 thereto as follows: "The Borrower currently does not have or have access to any cash, except for an amount not greater than $250,000 in maximum aggregate bank balances."

          3. Extension and Increase Request. This Amendment is the amendment relating to the Extension and Increase Request contemplated by recital paragraph G and Section 5.10 of the Loan Agreement.

          4. Confirmation and Ratification. Except as specifically modified and amended pursuant to the terms hereof, the Loan Agreement remains unchanged and in full force and effect as written. The parties hereto hereby ratify and confirm in all respects, as of the date hereof, all of the terms, conditions, representations, warranties, covenants and provisions contained therein, as modified and amended hereby, and the Borrower hereby confirms and ratifies in all respects all of the Obligations.

          5. No Default. The Borrower hereby ratifies and confirms that there are no Defaults or Events of Default which have occurred and are continuing as of the date hereof.

          6. Governing Law. This Amendment, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio, except and only to the extent precluded by other laws of mandatory application. Notwithstanding the foregoing, the Court shall retain jurisdiction over this Amendment and the forum for any action relating hereto shall be the Court.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    BORDEN CHEMICALS AND PLASTICS
                                    OPERATING LIMITED PARTNERSHIP, a
                                    Delaware limited partnership

                                    By:  BCP Management, Inc., a Delaware
                                    corporation, its general partner

                                    By:
                                       ----------------------------------------
                                       Mark J. Schneider
                                       President and Chief Executive Officer


                                    BCP MANAGEMENT, INC.
                                    a Delaware corporation


                                    By:
                                       ----------------------------------------
                                       Mark J. Schneider
                                       President and Chief Executive Officer

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